EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-259928) on Form S-3 and registration statements (No. 333-194943 and 333-221964) on Form S-8 of our reports dated March 1, 2022, with respect to the consolidated financial statements and financial statement Schedule II – Valuation and Qualifying Accounts of 2U, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
McLean, Virginia
March 1, 2022